EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA
On January 1, 2022, Apollo Global Management, Inc. completed the previously announced merger transactions with Athene Holding Ltd. ("Athene"). Upon the closing of the merger with Athene, Apollo Global Management, Inc. was renamed Apollo Asset Management, Inc., and became a subsidiary of Tango Holdings, Inc., and Tango Holdings, Inc. was renamed "Apollo Global Management, Inc."

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three months ended March 31, 2022. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Asset Management, Inc.’s (f/k/a Apollo Global Management, Inc.) financial statements for the relevant periods.

	As of March 31, 2022
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$1,244,288	$943	$375	$1,245,606
Restricted cash and cash equivalents	2,167	1,035,506	—	1,037,673
Investments (includes performance allocations of $3,062,672 as of March 31, 2022)	6,226,357	818,275	(74,147)	6,970,485
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	19,353	—	19,353
Investments, at fair value	—	455,621	—	455,621
Other assets	—	5,612	(5,601)	11
Due from related parties	(500,601)	(7,715)	878,750	370,434
Deferred tax assets, net	19,597	—	653,598	673,195
Other assets	795,043	2,058	4,950	802,051
Lease assets	606,961	—	—	606,961
Goodwill	129,966	—	146	130,112
Total Assets	$8,523,778	$2,329,653	$1,458,071	$12,311,502

Liabilities, Redeemable non-controlling interests and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$125,875	$8,438	$3,769	$138,082
Accrued compensation and benefits	110,537	—	—	110,537
Deferred revenue	132,079	—	—	132,079
Due to related parties	992,673	11,800	720,498	1,724,971
Profit sharing payable	1,623,854	—	—	1,623,854
Debt	2,815,348	—	—	2,815,348
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	162	—	162
Notes payable	—	—	—	—
Other liabilities	—	1,755	—	1,755
Due to related parties	—	370	(370)	—
Other liabilities	358,763	138,970	14,074	511,807
Lease liabilities	671,613	—	—	671,613
Total Liabilities	6,830,742	161,495	737,971	7,730,208
Redeemable non-controlling interests:
Redeemable non-controlling interests	—	1,782,262	7,752	1,790,014
Stockholders’ Equity:
Apollo Asset Management, Inc. Stockholders' Equity:
Series A Preferred Stock, 11,000,000 shares issued and outstanding as of March 31, 2022	264,398	—	—	264,398
Series B Preferred Stock, 12,000,000 shares issued and outstanding as of March 31, 2022	289,815	—	—	289,815
Additional paid in capital	—	(118,349)	1,088,847	970,498
Retained earnings	244,274	154,294	(398,568)	—
Accumulated other comprehensive income (loss)	(5,168)	(19,428)	22,069	(2,527)
Total Apollo Asset Management, Inc. Stockholders’ Equity	793,319	16,517	712,348	1,522,184
Non-Controlling Interests in consolidated entities	5,241	369,379	—	374,620
Non-Controlling Interests in Apollo Operating Group	894,476	—	—	894,476
Total Stockholders’ Equity	1,693,036	385,896	712,348	2,791,280
Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity	$8,523,778	$2,329,653	$1,458,071	$12,311,502
(1)    Includes eliminations for VIE, fund consolidation and entities not included in the Apollo Operating Group

	For the Three Months Ended March 31, 2022
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$543,147	$—	$(20,211)	$522,936
Advisory and transaction fees, net	62,873	—	2,913	65,786
Investment income (loss)	754,169	—	(51,854)	702,315
Incentive fees	6,694	—	(844)	5,850
Total Revenues	1,366,883	—	(69,996)	1,296,887

Expenses:
Compensation and benefits	734,105	—	—	734,105
Interest expense	32,898	4	91	32,993
General, administrative and other	133,620	6,622	121	140,363
Total Expenses	900,623	6,626	212	907,461

Other Income (Loss):
Net gains (losses) from investment activities	771,898	4,869	(5,505)	771,262
Net gains from investment activities of consolidated variable interest entities	—	112,101	167,354	279,455
Interest income (loss)	2,649	662	(475)	2,836
Other income (loss), net	(10,815)	(146)	(14,222)	(25,183)
Total Other Income (Loss)	763,732	117,486	147,152	1,028,370
Income (loss) before income tax provision	1,229,992	110,860	76,944	1,417,796
Income tax provision	(8,460)	—	(125,714)	(134,174)
Net Income (Loss)	1,221,532	110,860	(48,770)	1,283,622
Net income attributable to Non-controlling Interests	(477,902)	(208,752)	—	(686,654)
Net Income (Loss) Attributable to Apollo Asset Management, Inc.	743,630	(97,892)	(48,770)	596,968
Series A Preferred Stock Dividends	(4,383)	—	—	(4,383)
Series B Preferred Stock Dividends	(4,781)	—	—	(4,781)
Net Income (Loss) Attributable to Apollo Asset Management, Inc. Class A Common Stockholders	$734,466	$(97,892)	$(48,770)	$587,804

(1)    Includes eliminations for VIE, fund consolidation and entities not included in the Apollo Operating Group